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                                                                     EXHIBIT 3.1

                    THIRD RESTATED ARTICLES OF INCORPORATION

                                 WITH AMENDMENT

                                       OF

                      HASTINGS BOOKS, MUSIC & VIDEO, INC.


                                  ARTICLE ONE

         Hastings Books, Music & Video, Inc. (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts these Third Restated Articles of Incorporation, which accurately copy the Articles of Incorporation of the Corporation and all amendments thereto that are in effect to date and as further amended by such Third Restated Articles of Incorporation as hereinafter set forth, and which contain no other change in any provision thereof.

                                  ARTICLE TWO

         The Restated Articles of Incorporation of the Corporation are amended by these Third Restated Articles of Incorporation as follows:

(a) ARTICLE ONE of the Articles of Incorporation of the Corporation is amended to read in its entire as follows:

                                  ARTICLE ONE

         The name of the corporation is Hastings Entertainment, Inc.

                                 ARTICLE THREE

         The amendment made by the Third Restated Articles of Incorporation of the Corporation has been effected in conformity with the provisions of the Texas Business Corporation Act, and such Third Restated Articles of Incorporation and each such amendment made by the Third
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Restated Articles of Incorporation were duly adopted by the shareholders of the
Corporation on the 6th day of August, 1996.

                                  ARTICLE FOUR

         The number of shares of the Corporation outstanding at the time of such adoption was 1,686,939; the number of shares entitled to vote on the Third Restated Articles of Incorporation as so amended was 1,686,939; the number of shares voted for such Third Restated Articles of Incorporation was 1,531,413; and no shares voted against such Third Restated Articles of Incorporation.

                                  ARTICLE FIVE

         The Restated Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Third Restated Articles of Incorporation, which accurately copy the entire text thereof, as amended as set forth above:

                    THIRD RESTATED ARTICLES OF INCORPORATION

                                       OF

                          HASTINGS ENTERTAINMENT, INC.



                                  ARTICLE ONE

         The name of the corporation is Hastings Entertainment, Inc.

                                  ARTICLE TWO

         The period of its duration is perpetual.




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                                ARTICLE THREE

         The purpose for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be organized under the Texas Business Corporation Act.

                                ARTICLE FOUR

         The aggregate number of shares of capital stock that the corporation shall have authority to issue is eighty million (80,000,000) shares, consisting of seventy-five million (75,000,000) shares of Common Stock par value one cent ($.01) per share, and five million (5,000,000) shams of Preferred Stock, par value one cent ($.01) per share.

         The following is a statement of the designations, preferences, limitations and relative rights in respect of the classes of stock of the corporation, and of the authority with respect thereto expressly vested in the Board of Directors of the corporation

Preferred Stock.

         Shares of the Preferred Stock may be issued from time to time in one or more series; the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations and relative rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the corporation. The Board of Directors of the corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations, preferences, limitations and relative rights, including voting rights, of the shares of each series and the variations in the relative powers,





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rights, preferences and limitations as between series, and to increase and decrease the number of shares constituting each series.

Common Stock.

         A. Dividends. Subject to the prior rights and preferences of the Preferred Stock and subject to the provisions and on the conditions set forth in any resolution of the Board of Directors of the corporation, dividends may be paid on the Common Stock in money, property or capital stock, as and when declared by the Board of Directors of the corporation out of any funds of the corporation legally available for the payment thereof.

         B. Voting. The shares of Common Stock shall be by voting stock at the rate of one vote for each share of Common Stock.

         C. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and after distribution in full of the preferential amounts to be distributed to the holders of shares of any and all series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand ($1,000.00) dollars consisting of money, labor done, or property actually received, which sum is not less than One Thousand ($1,000.00) Dollars.





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                                  ARTICLE SIX

         No shareholder shall have, as a shareholder of the corporation, any preemptive right to acquire, purchase or subscribe for the purchase of any unissued or treasury shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities of the corporation convertible into or exchangeable for, or carrying or accompanied by any rights to acquire, purchase or subscribe for the purchase of, any such unissued or treasury shares.

                                 ARTICLE SEVEN

         Cumulative voting in the election of directors or otherwise is hereby expressly prohibited.

                                 ARTICLE EIGHT

         The directors of the corporation shall be divided into three classes, as nearly equal in number as reasonably possible, with the directors in each class to hold office until their successors are elected and qualified. At each annual meeting of shareholders of the corporation, the successors to the class of directors whose term shall then expire shall be elected to hold office for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no event will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to his earlier death, resignation or removal from office. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall





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have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors establishing the designations, preferences, limitations and relative rights with respect to such shares of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article Eight unless expressly provided by such terms.

         Any vacancy occurring in the Board of Directors may be filled by an election at an annual meeting or a special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose or may be filled by the Board of Directors for a term of office to coincide with the remaining term of the applicable class; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

         Notwithstanding the preceding provisions of this Article, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation are entitled to elect one or more directors by the provisions of the resolution or resolutions adopted by the Board of Directors establishing the designations, preferences, limitations and relative rights with respect to such shares, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office





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or by a sole remaining director so elected, or by vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless provided in such resolution or resolutions.

                                  ARTICLE NINE

         Special meetings of shareholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors, or the holders of at least twenty-five percent (25%) of all the shares entitled to vote at the proposed special meeting.

                                  ARTICLE TEN

         No action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken by written consent of the shareholders.

                                 ARTICLE ELEVEN

         The post office of its registered office is 3601 Plains, Amarillo, Texas 79102, and the name of its registered agent at such address is John H. Marmaduke.

                                 ARTICLE TWELVE

   The number of directors constituting the Board of Directors of the corporation at the time of the adoption of the Third Restated Articles of Incorporation is nine (9), and the names and addresses of the directors are as follows:

                 Name                      Address
                 ----                      -------
         1.      John Marmaduke            P.O. Box 35350 (3601 Plains), Amarillo, Texas 79120 (79102)

         2.      Walter McNeer             P.O. Box 35350 (3601 Plains), Amarillo, Texas 79120 (79102)

         3.      Ron Stegall               600 Six Flags Drive, Suite 628, Arlington, Texas 76001





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
         4.      Steve Marmaduke           1605 Crockett, Amarillo, Texas 79102

         5.      Gaines Godfrey            662 La Viveza Court, Santa Fe, New Mexico 87501

         6.      Peter Dallas              P.O. Box 1331, 8th & Taylor, Amarillo, Texas 79180

         7.      Leonard Berry             202 Lampwick Circle, College Station, Texas 77840

         8.      Jeffrey Shrader           801 S. Fillmore, Suite 600, P.O. Box 15008, Amarillo, Texas 79105-5008

         9.      Craig Lentzsch            15110 N. Dallas Parkway, Dallas, Texas 75266-0362


                                ARTICLE THIRTEEN

         The corporation shall indemnify any person who was, is or is threatened to be made a named defendant or responded in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the corporation or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, manager, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Texas Business Corporation Act, as the same exists or may hereafter be amended.

         Such right shall include the right to be paid by the corporation for all expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid





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amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or any committee thereof, special legal counsel or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, special legal counsel or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

         The corporation may additionally indemnify any person not covered by the grant of mandatory indemnification contained above to the fullest extent permitted by law.

         Neither the amendment nor repeal of this Article, nor the adoption of any provision of these Third Restated Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any proceeding that accrued or arose prior to such amendment, repeal or adoption of any inconsistent provision.

         As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.





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                                ARTICLE FOURTEEN

         A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Fourteen does not eliminate or limit the liability of a director to the extent the director is found liable for:

         (a) a breach of a director's duty of loyalty to the corporation or its shareholders;

         (b) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

         (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

         (d) an act or omission for which the liability of a director is expressly provided by an applicable statute.

         Neither the amendment nor repeal of this Article, nor the adoption of any provision of these Third Restated Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article. would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision. If the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act or any successor act thereto is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act, or any successor act thereto, as so amended from time to time.





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         IN WITNESS WHEREOF, the undersigned authorized officer has hereunto set his hand on behalf of the Corporation as of this 29th day of August, 1996.

                                       HASTINGS ENTERTAINMENT, INC.





                                       By: /s/ DENNIS MCGILL
                                          ------------------------------------
                                          Dennis McGill, Vice President,
                                          Secretary, Treasurer, and
                                          Chief Financial Officer





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